                                                 As of January 1, 2005

Morgan Joseph & Co. Inc.
600 Fifth Avenue, 19th Floor
New York, New York 10020

          Re:  Aldabra Acquisition Corporation
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Gentlemen:

          This letter will confirm the agreement of the undersigned to purchase warrants ("Warrants") of Aldabra Acquisition Corporation ("Company") included in the units ("Units") being sold in the Company's initial public offering ("IPO")
upon the terms and conditions set forth herein. Each Unit is comprised of one share of Common Stock and two Warrants. The shares of Common Stock and Warrants will not be separately tradeable until 90 days after the effective date of the
Company's IPO unless Morgan Joseph & Co. Inc. ("Morgan Joseph") informs the
Company of its decision to allow earlier separate trading.

          The undersigned agree that this letter agreement constitutes an irrevocable obligation by the undersigned to purchase through Morgan Joseph for the undersigneds' account, within the forty-trading day period commencing on the date separate trading of the Warrants commences ("Separation Date"), up to a total of 1,571,429 Warrants at market prices not to exceed $0.70 per Warrant
("Maximum Warrant Purchase"). Morgan Joseph agrees to fill such order in such amounts and at such times as instructed by the undersigned during the forty-trading day period commencing on the Separation Date. Morgan Joseph further agrees that it will not charge the undersigned any fees and/or commissions with respect to such purchase obligation.

          The undersigned may notify Morgan Joseph that all or part of the
Maximum Warrant Purchase will be made by affiliates of the undersigned (or another person or entity introduced to Morgan Joseph by the undersigned (a
"Designee")) who (or which) has an account at Morgan Joseph and, in such event,
Morgan Joseph will make such purchase on behalf of said affiliate or Designee;
provided, however, that the undersigned hereby agree to make payment of the purchase price of such purchase in the event that the affiliate or Designee fails to make such payment.

          Each of the undersigned agree that neither he nor any affiliate or
Designee shall sell or transfer the Warrants until after the consummation of a merger, capital stock exchange, asset acquisition or other similar business combination with an operating business and acknowledges that, at the option of
Morgan Joseph, the certificates for such Warrants shall contain a legend indicating such restriction on transferability.

                                                     Very truly yours,

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                                                     Nathan Leight

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                                                     Jason Weiss